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                                                                     EXHIBIT 5.0

                                  Law Offices
                     ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                             734 15th Street, N.W.
                             Washington, D.C. 20005
                            Telephone (202) 347-0300

                                   August 5, 1997

Board of Directors

Ocwen Financial Corporation

The Forum, Suite 1000

1675 West Palm Beach Boulevard

West Palm Beach, Florida 33401

    Re: Registration Statement on Form S-1;

        File No. 333-28895

Ladies and Gentlemen:

    We have acted as special counsel to Ocwen Financial Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (No. 333-28895)(the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act"), of up to 3,450,000 shares of common stock, par value $0.01 per share ("Common Stock"), of the Company to be issued and sold in an underwritten public offering (including up to 450,000 shares of Common Stock which the Underwriters have the option to purchase to cover any over-allotments) (the "Offering"). Capitalized terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as so defined.

    In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, including the forms of the U.S. Underwriting Agreement and the International Underwriting Agreement (the "Underwriting Agreements") and such certificates or comparable documents of public officials, of officers and representatives of the Company as we have deemed relevant or necessary as a basis for the opinions hereinafter set forth.

    In such examination, we have assumed without independent verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers of the Company, and we have examined the representations and warranties of the Company contained in the Underwriting Agreements and have relied upon the accuracy and completeness of the relevant facts stated therein without independent verification.

    Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the up to 3,450,000 shares of Common Stock to be issued in the Offering have been duly authorized and, when issued and sold pursuant to the provisions of the Underwriting Agreements and the Prospectus and upon receipt of the consideration required thereby, will be validly issued and fully paid and non-assessable shares of Common Stock of the Company.
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    We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the references to us under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

                                BY:            /S/ GERARD L. HAWKINS
                                     ------------------------------------------
                                            Gerard L. Hawkins, A PARTNER